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                                                                    EXHIBIT 4(a)



                      PROFIT SHARING AND RETIREMENT PLAN

                                      OF

                    LIBERTY NATIONAL LIFE INSURANCE COMPANY



(As Amended and Restated Effective as of January 1, 1989)
(Including Amendments Effective as of January 1, 1990 and January 1, 1993)


[Conforming Copy with Amendment 1 Effective October 1, 1998, and
Amendment 2, Effective May 1, 1999]

BACKGROUND

    Effective as of January 1, 1950, LIBERTY NATIONAL LIFE INSURANCE
COMPANY (the "Company") established a defined contribution profit sharing plan
(the "Plan") which is intended to be qualified pursuant to the provisions of the Internal Revenue Code of 1986, as amended. The Plan is intended to provide eligible employees of the Company, and those of any affiliate which adopts the Plan, with a supplemental source of retirement income.

    Effective April 5, 1982, the Plan was amended to (i) cease admitting new participants to the Plan; and (ii) fully vest all Plan participants whose employment terminated on or after April 5, 1982. Effective June 1, 1986, the
Plan was amended to fully vest all other Plan participants.  Effective January
1, 1989, the Plan was amended and restated to comply with the Tax Reform Act of 1986. Effective January 1, 1990, the Plan was amended to cease any further contributions to the Plan. The Plan was further amended effective January 1, 1993.

    The benefit under the Plan of any participant who terminates employment shall be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment.
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                               TABLE OF CONTENTS

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BACKGROUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

TABLE OF CONTENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE I:                 PURPOSE. . . . . . . . . . . . . . . . . . . .

ARTICLE II:                ADMINISTRATION . . . . . . . . . . . . . . . .

ARTICLE III:               DEFINITIONS. . . . . . . . . . . . . . . . . .

    (a)    "Adjustment Factor". . . . . . . . . . . . . . . . . . . . . .
    (b)    "Administrative Committee" . . . . . . . . . . . . . . . . . .
    (c)    "Administrator". . . . . . . . . . . . . . . . . . . . . . . .
    (d)    "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . . .
    (e)    "Annuity Contract" . . . . . . . . . . . . . . . . . . . . . .
    (f)    "Beneficiary". . . . . . . . . . . . . . . . . . . . . . . . .
    (g)    "Benefit Commencement Date". . . . . . . . . . . . . . . . . .
    (h)    "Board of Directors" . . . . . . . . . . . . . . . . . . . . .
    (i)    "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (j)    "Company". . . . . . . . . . . . . . . . . . . . . . . . . . .
    (k)    "Company Stock". . . . . . . . . . . . . . . . . . . . . . . .
    (k1)   "Company Stock Fund" . . . . . . . . . . . . . . . . . . . . .
    (l)    "Compensation" . . . . . . . . . . . . . . . . . . . . . . . .
    (m)    "Credited Service" . . . . . . . . . . . . . . . . . . . . . .
    (n)    "Effective Date" . . . . . . . . . . . . . . . . . . . . . . .
    (o)    "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . .
    (p)    "Employer" . . . . . . . . . . . . . . . . . . . . . . . . . .
    (q)    "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (r)    "Five-Percent Owner" . . . . . . . . . . . . . . . . . . . . .
    (s)    "Hour of Service". . . . . . . . . . . . . . . . . . . . . . .
    (s1)   "Investment Fund(s)" . . . . . . . . . . . . . . . . . . . . .
    (t)    "Lapse". . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (u)    "Member" . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (v)    "One Year Break in Service". . . . . . . . . . . . . . . . . .
    (w)    "Parent of the Company". . . . . . . . . . . . . . . . . . . .
    (x)    "Pension Plan" . . . . . . . . . . . . . . . . . . . . . . . .
    (y)    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (z)    "Plan Year". . . . . . . . . . . . . . . . . . . . . . . . . .
    (aa)   "Qualified Joint and Survivor Annuity. . . . . . . . . . . . .
    (bb)   "Retirement Date". . . . . . . . . . . . . . . . . . . . . . .
    (cc)   "Spouse" . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (dd)   "Surviving Spouse" . . . . . . . . . . . . . . . . . . . . . .
    (ee)   "Trust" or "Trust Fund". . . . . . . . . . . . . . . . . . . .
    (ff)   "Trust Agreement". . . . . . . . . . . . . . . . . . . . . . .
    (gg)   "Trustee". . . . . . . . . . . . . . . . . . . . . . . . . . .
    (hh)   "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . .
    (hh1)  "W&R Class A Stock". . . . . . . . . . . . . . . . . . . . . .
    (hh2)  "W&R Class B Stock". . . . . . . . . . . . . . . . . . . . . .
    (hh3)  "W&R Investment Funds" . . . . . . . . . . . . . . . . . . . .
    (ii)   "Year of Service". . . . . . . . . . . . . . . . . . . . . . .
    (jj)   "W&R Financial Stock". . . . . . . . . . . . . . . . . . . . .

ARTICLE IV:              PARTICIPATION IN THE PLAN. . . . . . . . . . . .

ARTICLE V:               DEPOSITS . . . . . . . . . . . . . . . . . . . .

ARTICLE VI:              CONTRIBUTIONS. . . . . . . . . . . . . . . . . .

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ARTICLE VII:             ALLOCATION OF CONTRIBUTIONS. . . . . . . . . . .

ARTICLE VIII:            LIMITATION ON ALLOCATIONS. . . . . . . . . . . .

ARTICLE IX:              INVESTMENT OF ASSETS . . . . . . . . . . . . . .

ARTICLE X:               LAPSES . . . . . . . . . . . . . . . . . . . . .

ARTICLE XI:              VALUATION OF ACCOUNTS. . . . . . . . . . . . . .

ARTICLE XII:             RETIREMENT DATE. . . . . . . . . . . . . . . . .

    (a)    Normal Retirement Date . . . . . . . . . . . . . . . . . . . .
    (b)    Early Retirement Date. . . . . . . . . . . . . . . . . . . . .
    (c)    Deferred Retirement Date . . . . . . . . . . . . . . . . . . .

ARTICLE XIII:            RETIREMENT BENEFIT . . . . . . . . . . . . . . .

ARTICLE XIV:             DEATH BENEFIT. . . . . . . . . . . . . . . . . .

    (a)    Payment of Account Balances. . . . . . . . . . . . . . . . . .
    (b)    Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . .
    (c)    Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XV:              DISABILITY BENEFIT . . . . . . . . . . . . . . .

ARTICLE XVI:             VESTING. . . . . . . . . . . . . . . . . . . . .

ARTICLE XVII:            PAYMENT OF BENEFITS. . . . . . . . . . . . . . .

    (a)    Benefit Commencement Date. . . . . . . . . . . . . . . . . . .
    (b)    Normal Form of Payment . . . . . . . . . . . . . . . . . . . .
    (c)    Optional Forms of Payment. . . . . . . . . . . . . . . . . . .
    (d)    Election of Optional Forms . . . . . . . . . . . . . . . . . .
    (e)    Change in Form or Timing of Benefit Payments . . . . . . . . .
    (f)    Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XVIII:           LOANS AND WITHDRAWALS. . . . . . . . . . . . . .

ARTICLE XIX:             DEBTS. . . . . . . . . . . . . . . . . . . . . .

ARTICLE XX:              POWERS AND DUTIES OF NAMED FIDUCIARIES . . . . .

    (a)    Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (b)    Administrative Committee . . . . . . . . . . . . . . . . . . .
    (c)    Company Stock Provisions . . . . . . . . . . . . . . . . . . .
    (d)    W&R Financial Stock Provisions . . . . . . . . . . . . . . . .

ARTICLE XXI:             MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. . .

ARTICLE XXII:            DISTRIBUTION OF BENEFITS . . . . . . . . . . . .

ARTICLE XXIII:           AMENDMENT OR TERMINATION . . . . . . . . . . . .

ARTICLE XXIV:            IRREVOCABILITY OF TRUST. . . . . . . . . . . . .

ARTICLE XXV:             RULES OF CONSTRUCTION. . . . . . . . . . . . . .

ARTICLE XXVI:            LIMITATION OF LIABILITY. . . . . . . . . . . . .

ARTICLE XXVII:           NONALIENABILITY OF BENEFITS. . . . . . . . . . .

ARTICLE XXVIII:            CONTROLLING LAW. . . . . . . . . . . . . . . .

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ARTICLE XXIX:            CONDITIONAL RESTATEMENT. . . . . . . . . . . . .

APPENDIX A - TOP-HEAVY PROVISIONS

  1.       PURPOSE

  The purpose of this Plan is to make it possible for eligible employees to share in the Employer's profit and to furnish a means for the accumulation of employee savings, Employer contributions, and investment earnings in order to provide an income for such employees at retirement.

  2.       ADMINISTRATION

  The Named Fiduciaries, who shall have authority to control and manage the operation and administration of the Plan, are as follows:

  (a) the Company, which shall have the sole right to (i) appoint and remove from office the members of the Administrative Committee, the Trustee and any investment manager, and (ii) amend or terminate the Plan;

  (b) the Administrative Committee, which shall have the authority and duties specified in Section 20 hereof;

  (c)      the Trustee, which shall have the authority and duties specified in
Section 20 hereof and the Trust Agreement;

  (d) any investment manager or managers selected by the Company, who renders investment advice with respect to Plan assets.

  A "named fiduciary" with respect to the Plan (as defined in ERISA ss 402(a)(2)) and any "fiduciary" (as defined in ERISA ss 3(21)) appointed by such a "named fiduciary," may employ one or more persons to render advice with regard to any responsibility of such "named fiduciary" or "fiduciary" under the Plan.

  Any "named fiduciary" with respect to the Plan (as defined in ERISA ss402(a)(2)) and any other "fiduciary" (as defined in ERISA ss 3(21)) with respect to the Plan may serve in more than one fiduciary capacity.

  Any fiduciary with respect to the Plan may rely upon any direction, information or action of any other fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

  The responsibilities of the Administrative Committee and the Trustee for the operation and administration of the Plan are allocated between them in accordance with the provisions of the Plan and the Trust Agreement wherein their respective duties are specified. Each fiduciary shall have only the authority and duties as are specifically given to it under this Plan, shall be responsible for the proper exercise of its own authorities and duties, and shall not be responsible for any act or failure to act of any other fiduciary.

  3.       DEFINITIONS

  The following terms as used herein shall have the meaning shown below unless the context requires otherwise:

  (a) "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code ss 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

  (b) "Administrative Committee" shall mean the committee appointed by the Board of Directors of the Company pursuant to, and having the responsibilities specified in, Section 20.

  (c) "Administrator" shall mean the Company or committee appointed by the Board of Directors of the Company pursuant to, and having the responsibilities specified in, Section 20.
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  (d)      "Affiliate" shall mean any corporation or unincorporated trade or business (other than the Company) while it is:

    (i) a member of a "controlled group of corporations: (within the meaning of Code ss 414(b)) of which the Company is a member;

    (ii) a trade or business under "common control" (within the meaning of Code ss 414(c)) with the Company;

    (iii) a member of an "affiliated service group" (within the meaning of Code ss 414(m)) which includes the Company; or

    (iv) any other entity required to be aggregated with the Company under Code ss 414(o).

  (e) "Annuity Contract" shall mean an individual or group annuity contract, issued by an insurance company, providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose to any person other than the issuer thereof.

  (f) "Beneficiary" shall mean the person who has been duly designated by a Member to receive any payment of benefits pursuant to the terms of this Plan.

  (g) "Benefit Commencement Date" shall mean the date, determined under Sections 13 through 17, as of which Member or a Beneficiary receives or begins to receive, as the case may be, payment of his benefits under the Plan.

  (h) "Board of Directors" shall mean the Board of Directors of the Company.

  (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

  (j) "Company" shall mean Liberty National Life Insurance Company, an Alabama Corporation, or any successor thereto by consolidation, merger, transfer of assets or otherwise.

  (k) "Company Stock" shall mean shares of common stock issued by a Delaware Corporation known as Torchmark Corporation, and any successor to all or a major portion of the assets of Torchmark Corporation.

  (k1) "Company Stock Fund" shall mean the Investment Fund that is predominantly invested in Company Stock. Elections to transfer funds in and out of the Company Stock Fund must be made in increments of 1%. The Company Stock Fund shall consist of investments in Company Stock and so much cash as is necessary to meet the liquidity and distribution needs of the Company Stock Fund and the Plan. The Company Stock Fund shall be a unitized fund that is valued on a daily basis. Intra-Plan purchases and sales of units in the Company Stock Fund shall be based on the value of such units as of the day of purchase or sale.

  (b) The Plan is a profit-sharing plan which may invest more than 10% ofits assets in qualifying employer securities within the meaning of Section 407(d)(5) of ERISA.

  (c) If a Member or Beneficiary is entitled to a distribution of benefits under Article 22, he may elect to receive in whole shares of Company Stock so much of his account as is invested in the Company Stock Fund at the time of distribution. [Effective May 1, 1999]

  (l) "Compensation" shall mean the total cash compensation paid to a Member during a calendar year by his Employer including salary, wages and commission payments but excluding the following items:

     (1)     bonuses payable under the Management Incentive Bonus Plan;

     (2) deferred compensation accrued under any deferred compensation agreement or contract or any amendment or replacement thereof;

     (3)     director's fees;

     (4) any contributions made by an Employer to any form of employee retirement, pension or profit sharing plan; and

     (5)     any reimbursements of or allowances for expenses.

Notwithstanding any other provision of this definition, the Compensation of any Member (or with respect to a Participant who is a Five-Percent Owner or a Highly Compensated Employee (as defined by Code ss 414(q)) who is one of the ten most Highly Compensated Employees, his or her Spouse, and his or her lineal descendants under age 19) for any Plan Year beginning after December 31, 1993 shall not exceed $150,000 (or such adjusted amount as may be prescribed for such Plan Year pursuant to Code ss 401(a)(17)).

  (m) "Credited Service" shall mean all of an Employee's Years of Service as defined in 3(gg), except that if an Employee terminates employment on or after January 1, 1976, and is subsequently re-employed after a One Year Break in Service, his Credited Service accumulated prior to his most recent consecutive One Year Break(s) in Service will be reinstated when he is eligible under
Section 4 to participate again under the Plan.

  (n) "Effective Date" shall mean the effective date of this amended and restated Plan which shall be January 1, l989. The original effective date of the Plan was January 1, 1950.

  (o) "Employee" shall mean any individual who, under the usual common law rules applicable in determining the employer-employee relationship, has the status of an employee of an Employer, or any individual who is under contract with the Employer as a Career Agent and who performs services for remuneration for the employer as a full-time life insurance salesman including leased employees within the meaning of Code ss 414(n)(2). Notwithstanding the foregoing, if such leased employees do not constitute more than twenty percent of the Employer's nonhighly compensated work force within the meaning of Code ss 414(n)(5)(C)(ii), the term "Employee" shall not include those leased employees covered by a plan described in Code ss 414(n)(5), unless otherwise provided by the terms of this Plan.

  (p) "Employer" shall mean the Company, an Affiliate of the Company which has been authorized to participate in this Plan by the Board of Directors of the Company and the Board of Directors of the Affiliate, or a predecessor of either the Company or such Affiliate.

  (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

  (r) "Five-percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Code ss 318) more than 5% of the outstanding stock of the Employer, or stock possessing more than 5% of the total voting power of the Employer.

  (s)      "Hour of Service" shall mean:

     (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer, or an Affiliate of the Employer in the case of an Employee who has transferred his employment to the Employer from such Affiliate of the Employer, during the applicable computation period.

    (ii) Each hour for which an Employee is paid, or entitled to payment, by an Employer, or an Affiliate of the Employer in the case of an Employee who has transferred his employment to the Employer from such Affiliate of the Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed is not credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of providing severance benefits or complying with the applicable unemployment compensation laws. Hours of Service are not credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

    (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate of the Employer in the case of an Employee who has transferred his employment to the Employer from such Affiliate of the Employer. The same Hours of Service shall not be credited both under paragraph (i) or paragraph (ii), as the case may be, and under this paragraph (iii).

    (iv) If an Employer determines in writing that an Employee's approved, unpaid leave of absence furthers the interest of the Employer, each hour for which the Employee on the approved unpaid leave of absence would normally have received credit under this Plan if he had been working in his regular employment for the Employer or an Affiliate of the Employer in the case of an Employee who has transferred his employment to the Employer from such Affiliate of the Employer.

    (v) An Employee, who is regularly employed by the Employer (or an Affiliate in the case of an Employee who has transferred his employment to the Employer from such Affiliate) for at least 37-1/2 hours a week, or whose Compensation consists in whole or in part of commissions from such Employer (or Affiliate), shall be credited with forty-five Hours of Service if, under this Plan, he would be credited with at least one Hour of Service during the week.

    (vi) An Employee, who is not regularly employed by the Employer (or an Affiliate in the case of an Employee who has transferred his employment to the Employer from such Affiliate) for at least 37-1/2 hours a week, and whose Compensation does not consist in part of commissions from such Employer (or Affiliate), shall be credited with the actual Hours of Service for which he is paid or entitled to credit under this Plan.

    (vii) Hours of Service under this section shall be calculated and credited pursuant to section 2530-200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

  (s1) "Investment Fund(s)" shall mean the investment funds selected by the Plan Administrative Committee as investment options under the Plan. The Investment Funds shall be identified by the Administrative Committee in a separate Investment Policy, and shall be reviewed by the Administrative Committee not less frequently than annually.

  In addition to the Investment Funds identified in the Investment Policy, the following itemized stock funds shall be available for investment under the Plan:

Company Stock Fund
Waddell & Reed (W&R) Class A Stock Fund

Waddell & Reed (W&R) Class B Stock Fund

  The W&R Class A and Class B Stock Funds shall be available to Members only with respect to investment directions to move assets out of the fund. A Member may not direct investment of additional assets or reinvestment of assets in the W&R Class A or Class B Stock Funds. [Effective May 1, 1999]

  (t) "Lapse" shall mean any amount standing to the credit of the account of a withdrawing Member to which such Member was not entitled under the provisions of Section 16 prior to June 1, 1986.

  (u)      "Member" shall mean a participant in the Plan as provided in Section
4.

  (v) "One Year Break in Service" shall mean any period of twelve consecutive months beginning with the date of an Employee's employment by the Employer, or any anniversary of the date of such employment during which the Employee has not completed more than 500 Hours of Service for the Employer (or an Affiliate of the Employer in the case of an Employee who has transferred his employment to the Employer from such Affiliate of the Employer) except that effective January 1, 1985, for absences beginning on or after January 1, 1985, a Member who is absent from work (due to such Member's pregnancy, the birth of the Member's child or by reason of the adoption of a minor child by the Member for the purpose of caring for such child immediately following its birth or adoption) and who provides timely information establishing (to the satisfaction of the Administrator) the reasons for the absence and the number of days of such absence will be treated as performing a normal schedule (or eight hours per day) of Hours of Service while absent (up to 501 hours) in either the year in which the absence begins or the year immediately following the year in which the absence begins as necessary to prevent such Member from incurring a Break in Service in either (but not both) the year in which the absence begins or the year immediately following the year in which the absence begins.

  (w) "Parent of the Company" shall mean Torchmark Corporation, a Delaware corporation, and any successor to all or a major portion of the assets thereof.

  (x) "Pension Plan" means, where applicable, the United Investors Management Company Retirement Income Plan and Trust as in effect on January 1, 1973 and as amended from time to time thereafter; the Liberty National Life Insurance Company Pension Plan and Trust as in effect on January 1, 1976 and as amended from time to time thereafter; the Torchmark Corporation Pension Plan and Trust as in effect on January 1, 1983 and as amended from time to time thereafter; or the Liberty National Life Insurance Company Pension Plan for Non-Commissioned Employees and Trust as in effect on January 1, 1986 and as amended from time to time thereafter.

  (y) "Plan" shall mean the Profit-Sharing and Retirement Plan of Liberty National Life Insurance Company.

  (z) "Plan Year" shall mean each twelve consecutive month period ending on December 31, during any part of which the Plan is in effect.

  (aa) "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Member with a survivor annuity continuing after the Member's death to the Member's Surviving Spouse for the Surviving Spouse's life in an amount equal to fifty percent of the amount payable during the joint lives of the Member and such Surviving Spouse.

  (bb) "Retirement Date" shall mean the date upon which a Member retires from active employment by the Employer under the terms of the Plan.

  (cc)   "Spouse" shall mean the person lawfully married to the Member.

  (dd)   "Surviving Spouse" shall mean the Spouse of a Member on the earlier of:

     (i)     the date of the Member's death; or

     (ii)    the Member's Benefit Commencement Date.

  (ee) "Trust" or "Trust Fund" or "Fund" means the trust established under the Plan in which Plan assets are held.

  (ff) "Trust Agreement" means the agreement between the Company and the Trustee with respect to the Trust.

  (gg) "Trustee" means the person appointed as trustee pursuant to Section 20, and any successor trustee.

  (hh) "Valuation Date" shall mean the date for valuing Plan Accounts determined in accordance with Article ll.

  (hh1) "W&R Class A Stock" shall mean Waddell & Reed Class A common stock held as a closed Investment Fund under the Plan. [Effective May 1, 1999]

  (hh2) "W&R Class B Stock" shall mean Waddell & Reed Class B common stock held as a closed Investment Fund under the Plan. [Effective May 1, 1999]

  (hh3) "W&R Investment Funds" shall mean, collectively, the unitized funds established with respect to W&R Class A Stock and W&R Class B Stock. These funds shall constitute separate Investment Funds under the Plan unless removed by the Plan Administrative Committee in its discretion. A Member is permitted to transfer all or a portion of his existing investment in the W&R Investment Funds to another Investment Fund under the Plan, but is not permitted to reinvest or invest additional funds in the W&R Investment Funds. If all assets held in the W&R Investment Funds are transferred out of the W&R Investment Funds, these unitized funds shall be eliminated from the Plan's investment options. [Effective May 1, 1999]

  (ii)   "Year of Service" shall mean:

         (i) for employment or re-employment after a One Year Break in Service, beginning in 1975 or later years, a period of twelve consecutive months beginning with the date of employment or re-employment during which an Employee has not less than 1000 Hours of Service for an Employer or an Affiliate in the case of an Employee who has transferred his employment to the Employer from such Affiliate;

         (ii) for employment which began before 1975, with respect to periods before the 1975 anniversary of such employment, an aggregate of fifty-two weeks during each of which an Employee was employed on a permanent basis for at least 35 hours a week by an Employer or by an Affiliate in the case of an Employee who has transferred his employment to the Employer from such Affiliate; and

         (iii) for employment which began before 1975 with respect to periods after the 1975 anniversary of such employment, a period of twelve consecutive months beginning with the date of such anniversary in 1975 or later years during which an Employee has not less than 1000 Hours of Service for an Employer of an Employer in the case of an Employee who has transferred his employment to the Employer from such Affiliate.

  (jj) "W&R Financial Stock" shall mean shares of Class A or Class B common stock of Waddell & Reed Financial, Inc. issued as a dividend on shares of common stock of Torchmark Corporation held in the Member's account. [Effective October 1, 1998]

  4.       PARTICIPATION IN THE PLAN

  The Employees who became Members of the Plan and the dates when they became Members are as follows:

  (a) On January 1, 1976, every Employee of the Company or of an Affiliate which was then authorized to participate in this Plan, who had one Year of Service since the date of his then most recent employment by the Company or Affiliate became a Member of the Plan. The period for determining the Year of Service began on the date of his employment by the Employer. If an Employee had not completed 1000 Hours of Service for the Employer by the anniversary of his employment, the next twelve-month period for determining the Year of Service began on the January 1 next after the date of his employment and any such twelve-month period after that began on the anniversary of his employment.

  (b) Prior to April 5, 1982 every other Employee of the Company or of an Affiliate which was then authorized to participate in the Plan, became a Member of the Plan on the first day of the payroll period in which he completed a Year of Service for such Employer.

  (c) Notwithstanding any other provisions of this section, no Employee became or may become a Member of the Plan after April 4, 1982.

  Members who are on a leave of absence approved in writing by the Employer or Members who are totally and permanently disabled shall continue to be Members in the Plan.

  Membership in the Plan normally terminates when a Member retires, dies, ceases to be an Employee (except because of an approved leave of absence or disability), or withdraws the entire amount credited to his account to which he would be entitled under the provisions of the Plan. Membership of a Member on a paid leave of absence normally terminates when his paid leave of absence terminates. However, unless a terminating Employee whose account exceeds $3,500 elects, in writing, to terminate his Membership in the Plan (and, if married, his spouse consents to the election), he will continue to be a Member of the Plan until his normal retirement date as defined in Section 12(a) of the Plan.

  Any previous Member of the Plan who on January 1, 1980 was on an unpaid leave of absence approved in writing by the Employer or who had begun such an unpaid leave of absence between January 1, 1980 and July 22, 1980 again became a Member of the Plan as of the later of January 1, 1980 or the date on which he previously became a Member of the Plan. Such person was required to repay to the Trustee of the Plan, by December 1, 1980, any amount which was paid to him from his account in the Plan when his previous membership terminated. The Employer was required to contribute to the Plan the amount by which the person's account on the date of termination of his membership exceeded the amount paid to such person. On the date on which such person again became a Member of the Plan, the amount of his account in the Plan was equal to the total of the amount repaid by such person to the Trustee and the amount contributed by the Employer in accordance with this paragraph.

  A previous Member of the Plan who was re-employed by an Employer before April 5, 1982 became a Member of the Plan immediately. If at the time of his re-employment such a Member either had a one year break in service or could not reasonably be expected to complete 500 hours of service between the most recent anniversary of his previous employment by the Employer and the next anniversary of such previous employment, the Member was not permitted to make deposits to the Fund nor participate in the Employer contributions until he completed a year of service for the Employer after his re-employment.

  5.       DEPOSITS

  Except as provided in Section 4 and in the second paragraph of this Section, each Member deposited 3% of his Compensation into the Fund. The amount deposited by each Member was deducted by the Employer from each payment of Compensation to the Member and periodically paid by the Employer into the Fund to be credited to the account of the Member.

  Effective April 5, 1982, no Member was required or permitted to make deposits into the Fund.

  6.       CONTRIBUTIONS

  Except as hereafter provided, each Employer shall make a contribution to the Fund each year from its profits on or before March 1 of each year as follows:

  (a) With respect to the Plan Year beginning on January 1, 1989, each Employer shall make a contribution to the Fund in an amount equal to the total amount which would have been treated as Lapses under Section 10 of the Plan had the Plan not been amended to fully vest all Members (without regard to such Member's date of termination of employment or Credited Service).

  (b) With respect to each Plan Year commencing on January 1, 1990, and thereafter, no Employer shall make any further contributions to the Plan.

  7.       ALLOCATION OF CONTRIBUTIONS

  Contributions in accordance with Section 6(a) shall be distributed to the accounts of Members in the manner described in Section 10. For Plan Years commencing on January 1, 1990, and thereafter, no further contributions shall be distributed to the accounts of Members.

  8.       LIMITATION ON ALLOCATIONS

  (a) As used in this Section, each of the following terms shall have the meanings for that term set forth below:

     (i) "Annual Additions" means, for each Member, the sum of the following amounts credited to the Participant's account for the Limitation Year:

          (A)    Company or Affiliate contributions;

          (B)    Employee contributions;

          (C)    forfeitures; and

          (D)    amounts described in Code ss 415(l)(1) and 419A(d)(2).

Notwithstanding the foregoing provisions of this Section 8(a), Annual Additions shall not include amounts attributable to rollover contributions or trust to trust transfers.

     (ii) "Limitation Year" means each twelve consecutive month period ending on the same last day as the Plan Year.

  (b) Notwithstanding any other provisions of the Plan, a Member's Annual Addition shall not exceed the limitations of Code ss 415 which are hereby incorporated by reference. In the event that the limitations of Code ss 415(e) would otherwise be violated, a Member's benefits and/or annual additions under plans of the Company or an Affiliate will be reduced as necessary in the following order: (i) the accrued benefit under any defined benefit plan (pro rata with respect to two or more such plans); (ii) unmatched employee contributions under any defined contribution plan; and (iii) matched employee contributions under any defined contribution plan. If after the application of
(i)-(iii) above, an excess amount still exists and the Member is covered by the Plan at the end of the Limitation Year, the excess amount in the Member's account will be used to reduce Employer contributions including any allocation of Lapse amounts under Section 10 of the Plan for such Member in the next Limitation Year and each succeeding Limitation Year, if necessary. If after the application of (i)-(iii) above, an excess still exists and the Member is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account and the suspense account will be applied to reduce future Employer contributions including allocations of any Lapse amounts under Section 10 of the Plan for all remaining Members in the next Limitation Year and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses.

  9.   INVESTMENT OF ASSETS

  9.1  Initial Investment Election

  The Member shall have the right and the duty to direct the Trustee as to the investment of the Member's account in the Plan. The Administrator shall inform the Member of the Investment Funds available under the Plan for investment of accounts and will make available to him a prospectus for each Investment Fund. The Member shall make an initial investment election on or before June 1, 1999 which will apply to the investment of his entire account balance, other than the portion of the Member's account that is then invested in Company Stock or the W&R Class A and Class B Stock Funds. A Member's initial investment election will be made in a manner and form acceptable to the Administrator. The Member may elect to have his account invested in increments of 1%, in any of the Investment Funds under the Plan. The election of Investment Funds is the sole responsibility of each Member and no Employer or representative of the Employer including the Administrator is authorized to make any recommendation to the Member with respect thereto.

  Account balances to be invested in Investment Funds will be so invested and credited to the accounts of a Member as soon as practicable following receipt by the Trustee of an initial investment election for all or part of a Member's account. The purchase and sale of investments shall be determined in accordance with the closing price of the elected Investment Fund as of the date the investment election is delivered to the Trustee. The Member shall be responsible for the cost of brokerage commissions, transfer taxes and any other transaction costs incurred in an asset transaction.

  Members shall not make an affirmative election to have any portion of their account invested in the W&R Class A and Class B Stock Funds.

  9.2  Change in Investment Election

  A Member may change his investment election with respect to investment of his account balance at any time. The new election will be effective as soon as practicable following receipt of the election by the Trustee.

  9.3  Sales of W&R Stock Funds

  If the Administrator receives an election to transfer assets out of the W&R Class A or Class B Stock Funds, the transfer will be effected by selling the required number of units of the W&R Class A or Class B Stock Funds as soon as practicable following receipt of the election.

  9.4  Reinvestment

  9.4.1 All dividends and capital gains or other distributions received for the Investment Funds held for each Member's account will be reinvested in units of the same Investment Fund.

  9.4.2 All dividends, interest and other distributions received on assets of a unitized stock fund will (unless received in additional stock) be reinvested in units of the same investment in the same stock fund.

  9.4.3 If any dividends or capital gain or other distributions may be received at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional shares or in cash, at the Trustee's direction.

  9.5  Voting of Company Stock and W&R Class A and Class B Investments

  Subject to any requirements of applicable law, the Administrator will deliver to each Member copies of any notices of shareholders'meetings, proxies and proxy-soliciting materials, prospectuses and the annual and other reports to shareholders which have been received with respect to shares of Company Stock and W&R Class A or Class B Stock represented by the units of the Company Stock Fund or the W&R Class A or Class B Stock Funds held by the Member.

  Each Member may direct the Administrator to direct the Trustee to vote the Company Stock shares or W&R Class A or Class B Stock shares (including fractional shares) held by the Trustee under the Plan with respect to his account and with respect to matters to be voted upon by the shareholders of such stock. The Member's directions must be in writing, on a form approved by the Administrator, and delivered to the Administrator within the time prescribed by it. With respect to shares of stock for which the Administrator receives no written directions from the Members, the Administrator will direct the Trustee to vote such shares in the same proportion as the shares instructed by the Members.

  9.6  Valuation of Accounts

  A Member's accounts shall be valued on a daily basis based on the gains or losses of the Member's elected Investment Fund. Earnings shall be posted to holdings in an Investment Fund according to the fund's earnings cycle.

  9.7  Distributions or Withdrawals

  If the Trustee receives a request for withdrawal or distribution of assets from an Investment Fund, the withdrawal or distribution will be effected by redeeming the requested amount from the Investment Fund as soon as practicable following receipt of the request by the Trustee.

  If the Administrator receives a request for withdrawal or distribution of assets out of the Company Stock Fund, the withdrawal or distribution will be effected by selling or transferring if a withdrawal or distribution in kind is requested, the required number of shares of Company Stock (or netting sales against other required purchases) as soon as practicable following receipt of the request. All withdrawals or distributions out of the Company Stock Account will be settled as soon as practicable based on the unitized values of Company Stock on the date the transaction settles.

  If the Administrator receives a request for withdrawal or distribution of assets from the W&R Class A or Class B Stock Funds, the withdrawal or distribution will be effected by selling or transferring if a withdrawal or distribution in kind is requested, the required number of shares of stock as soon as practicable following receipt of the request by the Trustee. All withdrawals or distributions out of the W&R Class A or Class B Stock Funds will be settled as soon as practicable based on the fair market value of W&R Class A or Class B Stock on the date the sale settles.

  9.8  Transfer of Trusteeship to AmSouth Bank

  Effective as of May 1, 1999, the Trustee of the Plan is AmSouth Bank. Pursuant to a procedure adopted by the Administrator, Members shall be given the opportunity to direct the investment of their accounts into the Investment Funds (other then the W&R Stock Funds) made available under the Plan following

AmSouth's appointment as Trustee. The Administrator may impose any reasonable restrictions on fund transfers or withdrawals necessary or desirable in connection with the movement of Trust Fund assets to AmSouth Bank. The Administrator may also impose reasonable investment defaults if Members fail to instruct AmSouth Bank concerning the investment of their account balances.

  9.9  Black Out Period

  Effective as of May 1, 1999, there shall be a black out period during which, notwithstanding anything in the Plan to the contrary, no Member in the Plan shall be allowed to transfer assets to or between Investment Funds or receive a withdrawal, loan or distribution of benefits. The black out period shall last as long as necessary to complete the transfer of record keeping functions from the Plan's current recordkeeper (as of April 30, 1999) to the Plan's new recordkeeper. All Members shall be notified once the transfer has been completed and transactions shall thereafter resume according to the Plan.
[Effective May 1, 1999]


  10.     LAPSES

  When a person whose membership in the Plan terminated after December 31, 1975, and before December 31, 1989, had a One Year Break in Service, the resulting Lapse was credited at the end of the calendar year in which the One Year Break in Service was completed to the accounts of Members who were employed at the end of such calendar year by the Employer of the terminating Member in proportion to the total amount of their respective deposits at the beginning of the calendar year not withdrawn during the year.

  11.     VALUATION OF ACCOUNTS

  The value of the general assets of the Fund credited to the account of each Member shall be determined as of the close of each business day after his account shall have been credited with the sales proceeds of any sales of Investment Funds. A statement shall be furnished to each member on a quarterly basis showing the value of the Member's account balance as of each March 31, June 30, September 30, and December 31.

  Upon termination of membership in the Plan, the value of a Member's account shall be the value of such account balance as of the end of the business day on which the final distribution request is processed by the Trustee, increased or decreased, as the case may be, by the unpaid balance of any loans. Earnings which accrue following the date the Member's membership terminates in the Plan shall be forfeited. [Effective May 1, 1999]

  12.     RETIREMENT DATE

  Every Member shall retire on his normal retirement date unless early retirement is elected by the Member or unless the retirement date of the Member is deferred.

  (a) Normal Retirement Date. The normal retirement date of any Member shall be the last day of the payroll period of the Employer coinciding with or next following the 65th birthday of the Member.

  (b) Early Retirement Date. Any Member who has attained 60 years of age, or who has attained 55 years of age and has completed at least 15 years of Credited Service may elect to retire on the last day of any payroll period preceding his Normal Retirement Date. Written notice of the date selected for early retirement must be furnished to the Employer on or before such date.

  (c) Deferred Retirement Date. The retirement date of a Member shall, to the extent allowed by law, be deferred beyond his Normal Retirement Date to the last day of the payroll period of the Employer coinciding with or next following his termination of employment.

  13.      RETIREMENT BENEFIT

  When a Member retires on his Normal, Early or Deferred Retirement Date, the entire amount credited to his account shall be paid in accordance with the provisions of Section 17.

  14.      DEATH BENEFIT

  (a)      Payment of Account Balances

  If a Member dies before distribution of his interest in the Plan, if any, has commenced, the Member's nonforfeitable account balances shall, subject to the next paragraph, be distributed to the Member's Beneficiary in the form, at the time and from among the methods specified in Section 17(b) as elected by the Beneficiary within 60 days following the Member's death. If an election is not received by the Administrator, the distribution shall be made, if to a Surviving Spouse, in accordance with Section 14(a)(ii), and, if to some other Beneficiary, to the Beneficiary in a lump sum. Notwithstanding the foregoing, if the total amount distributable to the Beneficiary is $3500 or less, the distribution shall be made in a lump sum.

  Notwithstanding any other provision of the Plan to the contrary:

     (i) If the Member dies leaving a Surviving Spouse before distribution of his interest in the Plan has commenced, and unless the Member's Surviving Spouse has elected, by written notice to the Administrator within sixty days after the Member's death, any other form of benefit payment specified in Section 17(b), or the Member's Surviving Spouse has already consented in a manner described in the fourth paragraph of Section 17(d) to a distribution to some other Beneficiary designated by the Member, the Member's Account Balance shall be distributed to the Member's Surviving Spouse in the form of an annuity for the life of the Surviving Spouse (under an Annuity Contract purchased with the aggregate account balance of the Member's account) or in lump sum form if the total amount distributable is $3500 or less.

     (ii) If the Member dies before distribution of his or her interest in the Plan has commenced, the Member's entire interest must be distributed within five years after the Member's death; provided, however, that if any portion of the Member's interest is payable to his Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary, commencing (A) in the case of a Beneficiary other than a Surviving Spouse, no later than one year after the Member's death; and (B) in the case of a Surviving Spouse, no later than the latter of one year after the Member's death or the date on which the Member would have attained age 70 1/2.

  If the Surviving Spouse dies before payments to such Spouse begin, subsequent distributions shall be made as if the Surviving Spouse had been the Member.

  (b)      Beneficiaries

  Subject to the spousal consent requirements of Section 14(a)(i), a Member may designate a Beneficiary for his account.

  If a Member who is unmarried as of the date of his death has designated a Beneficiary and such Beneficiary predeceases the Member, or if no Beneficiary has been designated by such Member, the Member's interest remaining in the Plan shall be paid to the estate of the Member. If a Member who is married as of the date of his death designates a Beneficiary pursuant to Section 14(a) and such Beneficiary predeceases the Member, the Member's interest remaining in the Plan shall be paid to the Member's Surviving Spouse, or to the Member's estate if such spouse is no longer living. If two or more Beneficiaries are named, the interest of any Beneficiary, who does not survive the Member, shall pass to the surviving Beneficiary or Beneficiaries in accordance with their respective interests unless otherwise agreed in writing between the Administrator and the Member.

  Subject to the consent requirements applicable with respect to a Spouse, any designation of a Beneficiary to whom amounts due after the Member's death shall be paid must be filed with the Administrator, in a time and manner designated by the Administrator, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Administrator, in a time and manner designated by the Administrator. If a Beneficiary fails to survive a Member for at least 30 days, it shall be presumed that the Member survived the Beneficiary.

  (c)      Direct Rollovers

  Any lump sum payment payable to a Spouse pursuant to this Section 14 shall be eligible for a direct rollover in accordance with Section 17(f).

  15.      DISABILITY BENEFIT

  In the event the Employer determines any Member to be totally and permanently disabled, the Administrator shall: (a) furnish the Member the general information described in Section 17 if they have not already furnished it, (b) furnish the information specifically relating to the Member as described in
Section 17 if the Member requests it and (c) continue to hold the account of such Member until his Retirement Date except as provided hereafter in this section.

  Members, who become totally and permanently disabled (as defined herein) and who demonstrate to the Administrator that they have an immediate need (for a portion or all of their plan benefits) which can reasonably be expected to exceed their need for such benefits at such Members' retirement to the extent that without an immediate distribution of such benefits such Members would suffer an undue hardship, may elect to receive such benefits.

  Such Members shall demonstrate to the Administrator such greater immediate need of such benefits and shall furnish the following information for the purpose of enabling the Administrator to determine whether to grant a distribution by reason of such Member's disability:

  (1)     the nature of their disability,

  (2)     unusual medical, hospital, or nursing expenses,

  (3)     the Member's other financial needs,

  (4)     the Member's lack of other immediate financial resources, or

  (5)     the Member's additional financial resources available at retirement.

  Upon the Member's demonstration of need as described above, the portion of the Member's benefit which is demonstrated to be needed for immediate distribution to the Member shall be available for payment regardless of the Member's length of service.

  In such event, the Administrator shall order the Trustee to pay all or part of such Member's account as follows:

  If the Member has a Spouse on the date on which the payments are to begin, unless the Member has made an election under Section 17 of this Plan not to have benefits under this Plan paid in the form of a Qualified Joint and Survivor Annuity, the part or entire amount of the Member's account to be paid under this

Section shall be applied to provide an immediate Qualified Joint and Survivor Annuity with the Spouse entitled to receive a monthly payment of 50% of the monthly payment received by the Member.

  If the Member has a Spouse on the date on which the payments are to begin and has made an election under Section 17 of this Plan not to have benefits under this Plan paid in the form of a Qualified Joint and Survivor Annuity, or if the Member does not have a Spouse on the date on which payments are to begin, the part or the entire amount of the Member's account to be paid under this Section shall be paid in such other form of payment as may be elected by the Member by a request in writing filed with the Administrator.

  A Member shall be considered totally and permanently disabled if the Member is wholly and continuously disabled as a result of illness or injury and is thereby prevented from engaging in any occupation or performing any work of financial value. Total disability shall be presumed to be permanent when it is present and has existed continuously for six consecutive months.

  16.      VESTING

  Upon termination of his membership at retirement or death or during total and permanent disability, a Member shall be entitled to receive the entire amount credited to his account as provided in Sections 13, 14 and 15. Effective June 1, 1986, all Members of the Plan were fully vested in their accounts as to the Company Contributions (and income credited thereto) as well as the Member's own contributions to the Plan (and income credited thereto). Payment of the amount to which a terminating Member is entitled shall be made in accordance with the provisions of Section 17.

  17.      PAYMENT OF BENEFITS

  (a)      Benefit Commencement Date

  Except as provided in or by operation of this Section 17, a Member's Benefit Commencement Date shall be as soon as practicable after the first to occur of:

     (i) the date the Member properly requests such distribution to commence after termination of the Member's Employment with the Employer and all Affiliates provided, however, any such request by a Member shall not be valid unless the Member is furnished with a written explanation of his right to defer the commencement of the benefit payment; or

     (ii) the date the Member properly requests such distribution to commence following the incurrence of a total and permanent disability within the meaning of Section 15; or

     (iii) the 60th day after the close of the Plan Year in which the Member attains Normal Retirement Age or, if later, when he terminates Employment with the Employer and all Affiliates, unless the Member has requested to defer the distribution to a later date; or

     (iv) the April 1 following the later of (1) the calendar year in which the Member attains age 70-1/2, or (2) (for other than a Five-percent Owner of the Employer) the year the Member retires from employment. [Effective May 1, 1999]

          (A) In the case of a Member who was born prior to July 1, 1917 and at no time during a Plan Year ending in or after the calendar year in which he attains age 66-1/2 was a Five-percent Owner of the Employer within the meaning of Code ss 416(i)(1), such date shall be the April 1 following the later of (i) the calendar year during which he attains age 70-1/2, or (ii) the calendar year in which the Member retires; and

          (B) In the case of a Member who was born prior to July 1, 1917 and at any time during a Plan Year ending in or after the calendar year in which he attains age 66-1/2, was a Five-percent Owner of the Employer within the meaning of Code ss 416, such date shall be the April 1 following the later of (i) the calendar year during which he attained age 70-1/2, or (ii) the earlier of (1) the calendar year ending in the Plan Year during which he first became a Five-percent Owner, or (2) the calendar year in which the Member retires.

  If the value of a Member's Account exceeds $3,500 at the time of any distribution, the Member (and, if applicable, his Spouse) must consent in a written election filed with the Administrator, to any distribution before the Member's attainment of Normal Retirement Age. Notwithstanding anything in this Article to the contrary, the Administrator may direct the Trustee to distribute to the Member the distributable balance of the Member's account as soon as practicable without such Member's written consent if, at the time of distribution, the value of the Member's account does not exceed $3,500.

  In no event shall the amount distributable in any year be less than the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

  (b)      Normal Form of Payment

  A Member's benefits shall be payable in the normal form of a Qualified Joint and Survivor Annuity (under an Annuity Contract purchased with the aggregate account balance of the Member's account at the Benefit Commencement Date) if the Member is married on his Benefit Commencement Date and in the normal form of a life annuity with payments guaranteed for 120 (under an Annuity Contract purchased with the aggregate account balance of the Member's account at the Benefit Commencement Date) months if the Member is not married on that date, provided that a Member may at any time prior to the Benefit Commencement Date elect, in accordance with Section 17(c), any of the following optional forms of benefit payment instead of the normal form:

     (i)     A lump sum in cash or in kind, or part in cash and part in kind; or

     (ii) An annuity (under an Annuity Contract purchased with the aggregate account balance of the Member's account at the Benefit Commencement Date) of the type described in Section 17(c).


Anything in this Section 17 to the contrary notwithstanding, if the nonforfeitable account balance of a terminated Member shall be equal to or less than $3500 when the amount thereof is first determined, the entire amount shall be distributed in a lump sum as promptly as possible.

  (c)      Optional Forms of Payments

  For purposes of Section 17(b)(ii), the optional annuity form may be any one of the following:

     (i) A single life annuity, under which equal or substantially equal monthly installments are paid to the Member during his lifetime, with no further payments to anyone after his death.

     (ii) An annuity under which equal or substantially equal monthly installments are paid to the Member during his lifetime, with payment of monthly installments guaranteed for a period selected by the Member which may be either 60, 120, 180, 240 or 300 months.

     (iii) An annuity under which equal or substantially equal annual, semi-annual, quarterly or monthly installments are paid in an amount specified in the election until the net sum payable with interest thereon at the rate of

3% per annum and such additional interest, if any, as may be declared under the Annuity Contract is exhausted. Any balance remaining at the end of twenty-five years shall be paid in a lump sum.

    (iv) An annuity under which equal or substantially equal annual, semi-annual, quarterly or monthly installments, except for any excess interest, are paid for a fixed period not exceeding twenty-five years. Such amounts shall include interest on the unpaid balance at a rate (not less than 3% per annum) declared annually under the Annuity Contract.

    (v) An annuity under which equal or substantially equal monthly installments are paid to the Member during his lifetime with such payments continuing during the lifetime of a contingent annuitant if the contingent annuitant survives the Member.

    (vi) An annuity under which equal or substantially equal monthly installments are paid for the longer of the lifetime of the Member, the lifetime of a contingent annuitant or a guaranteed period selected by the Member. The period may be either 60, 120, 180, 240 or 300 months.

    (vii) An annuity under which equal or substantially equal monthly installments are paid for the Member so long as both the Member and a contingent annuitant shall live. Upon the death of the first of them to die the amount of each installment shall be reduced to two-thirds of the amount previously paid, and such reduced installments shall be paid to the survivor for his lifetime.

    (viii) An annuity under which equal or substantially equal monthly installments are paid for the longer of the period during which both the Member and a contingent annuitant shall live or a guaranteed period selected by the Member. The guaranteed period may be either 60, 120, 180, 240 or 300 months. Upon the later of (A) the death of the first to die of the Member or the contingent annuitant or (B) the expiration of the guaranteed period, if one of them is then living the amount of each installment shall be reduced to two-thirds of the amount previously paid and such reduced installments shall be paid to the survivor for his lifetime.

  (d)      Election of Optional Forms

  By notice to the Administrator within the 90-day period prior to a Member's Benefit Commencement Date, the Member may elect, in writing, not to receive the normal form of benefit payment otherwise applicable and to receive instead an optional form of benefit payment provided for in Section 17(c).

  Within a reasonable period, but in no event later than a married Member's Benefit Commencement Date, the Administrator shall provide to each married Member a written explanation of:

    (i) the terms and conditions of the Member's normal form of benefit payment;

    (ii) the Member's right to make, and the effect of, an election to waive the normal form of benefit payment;

    (iii) the rights of the Member's Spouse under the sixth paragraph of this Section; and

    (iv) the right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit payment.

  The Administrator may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrator considers necessary or appropriate so that this Section is implemented in such a manner as to comply with Code ss 401(a)(11) and 417.

  A Member may revoke his election to take an optional form of benefit, and elect a different form of benefit, at any time prior to the Member's Benefit Commencement Date.

  The election of an optional benefit by a married Member must also be a waiver of a Qualified Joint and Survivor Annuity by the Member. A waiver of a Qualified Joint and Survivor Annuity shall not be effective unless: (i) the Member's Spouse consents in writing; (ii) the Spouse's consent to the waiver is witnessed by a plan representative or notary public; and (iii) the Spouse's consent acknowledges the effect of the election. Additionally, a Member's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which, if the Member is married, may not be changed without spousal consent. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the election will be deemed effective. Any consent necessary under this provision will not be valid with respect to any other Spouse.

  The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the annuity starting date.

  (e)      Change in Form or Timing of Benefit Payments.

  Subject to the Administrator's consent, any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration or other modification of the form of benefit distribution, provided that any necessary consent to such change required pursuant to the fourth paragraph of
Section 17(d) is obtained from the former Employee's Spouse.

  (f)      Direct Rollovers.

  Effective with respect to distributions made on or after January 1, 1993, a Participant or Spouse may elect to have all or a portion of any amount payable to him or her from the Plan which is an "eligible rollover distribution" (as defined below) transferred directly to an "eligible retirement plan" (as defined below). Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the timing and manner of the election in accordance with Code ss 401(a)(31). For purposes of this Section and Section 14(c), "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee other than: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary; (2) any distribution for a specified period of ten (10) years or more; (3) any distribution to the extent such distribution is required under Code ss 401(a)(9); or (4) the portion of any distribution that is not includable in gross income. "Eligible retirement plan" shall mean, with respect to a Participant, an individual retirement account or annuity described in Code ss 408(a) or 408(b) ("IRA"); an annuity plan described in Code ss 403(a); or a qualified plan described in Code ss 401(a), that accepts the distributee's eligible rollover distribution and, with respect to a Spouse, shall mean an IRA.

  18.  LOANS AND WITHDRAWALS

  Since it is the purpose of the Plan to provide a retirement income, a Member shall have no right to withdraw or borrow any portion of the amount credited to his account, except as provided in Article 15. The Administrator shall have the right, however, in its sole discretion and upon such uniformly applicable conditions as it shall prescribe to make loans to Members secured by such Member's accounts.

  (a) The Administrator is authorized to promulgate rules and regulations of uniform application as to the availability and terms of loans under the Plan. Such loans shall be made available to all Members on a reasonably equivalent basis.

  (b) The aggregate amount of all such loans to a Member shall not exceed 50% of his vested interest in his account under the Plan; provided that such amount shall not exceed $10,000.

  (c) A secured promissory note shall be delivered to the Trustee pledging as collateral the Member's vested interest in his account with regard to each loan. Interest on a loan shall be fixed by the Administrator at a rate reasonably equivalent to prevailing market interest rates. Said interest rate shall be fixed for the duration of the loan unless repaid in accordance with Section 18(d).

  (d) Each loan shall be repaid in regular installments no less frequently than monthly, by means of after-tax payroll deductions. The term of a loan shall not exceed 5 years. Prepayment of a loan in its entirety without penalty shall be permitted at any time. Notwithstanding the foregoing, such installments may be paid directly by the Member to the Trustee during any authorized leave of absence.

  (e) If a Member ceases to be an Employee before his loan is repaid in full, the unpaid balance thereof, shall become due and payable, and the Trustee shall first satisfy the indebtedness from the amount payable to the Member or his Beneficiary before making any payments thereon.

  (f) If a Member fails to repay a loan within the terms of the loan, or, if he has failed to make loan repayments for a total of three consecutive months, the loan shall go into default.

  (g) A Member must obtain the consent of his Spouse, if any, to use of the Member's account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required for each loan. [Effective May 1, 1999]

  19.     DEBTS

  Except with respect to any indebtedness to the Trustee or a voluntary, revocable assignment in writing by a Member who is receiving benefits under the Plan of an amount not exceeding 10% of any benefit payment, the interests of Members and Beneficiaries under the Plan are not in any way subject to their debts or obligations and may not be voluntarily sold, transferred or assigned and shall not be subject to attachment or garnishment or any other legal process by any creditor of any Member or Beneficiary. With respect to any indebtedness owing to the Employer under a revocable assignment or to the Trustee, the Member's vested interest in his account shall serve as collateral security for the payment thereof.

  20.     POWERS AND DUTIES OF NAMED FIDUCIARIES

  (a)     Trustee

  The Company shall enter into one or more Trust Agreements with the Trustee or Trustees selected by it in its sole discretion, and the Trustee shall receive the contributions to the Trust Fund made by the Employer pursuant to the Plan and shall hold, invest, reinvest, and distribute such fund, as applicable, in accordance with the terms and provisions of the Trust Agreement. The Company will determine the form and terms of such Trust Agreement and may modify such

Trust Agreement from time to time to accomplish the purposes of this Plan and may, in its sole discretion, remove any Trustee and select any successor Trustee.

  Except as otherwise permitted under the Plan, all assets of the Plan shall be held in trust by the Trustee who upon acceptance of such office shall have such authority as is set forth in the Trust Agreement.

  (b)      Administrative Committee

  The administration of the Plan shall be vested in an Administrative Committee of at least three (3) persons who shall be appointed by the Board of Directors of the Company, and may include persons who are not Members under the Plan. A person appointed a member of the Committee shall signify his acceptance in writing. The Board may remove or replace any member of the Committee at any time in its sole discretion, and any Committee member may resign by delivering his written resignation to the Board, which resignation shall become effective upon its delivery or at any later date specified therein. If at any time there shall be a vacancy in the membership of the Committee, the remaining member or members of the Committee shall continue to act until such vacancy is filled by action of the Board.

  The Committee shall appoint from among its members a chairman, and shall appoint as secretary a person who may be, but need not be, a member of the Committee or a Member under the Plan.

  The Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. A majority of its members at the time in office shall constitute a quorum for the transaction of business. All action taken by the Committee at any meeting shall be by vote of the majority of its members present at such meeting, except that the Committee also may act without a meeting by a consent signed by a majority of its members. Any member of the Committee who is a Member under the Plan shall not vote on any question relating exclusively to himself.

  Subject to the terms of the Plan, the Committee may from time to time adopt such rules and regulations as it shall deem appropriate for the administration of the Plan and for the conduct and transaction of its business and affairs.

  The Committee shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

    (i) to interpret and construe the Plan in its discretion, to determine all questions with regard to employment, eligibility, credited service, compensation, retirement benefits, and such factual matters as date of birth and marital status, and similarly related matters for the purpose of the Plan. The Committee's determination of all questions arising under the Plan shall be conclusive upon all Members, the Board, the Company, Employers, the Trustee, and other interested parties;

    (ii) to prescribe procedures to be followed by Members and Beneficiaries filing application for benefits;

    (iii) to prepare and distribute to Members information explaining the Plan;

    (iv) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting and actuarial counsel;

    (v) to instruct the Trustee to make benefit payments pursuant to the Plan;

    (vi) to appoint an enrolled actuary and to receive and review the periodic valuation of the Plan made by such actuary;

    (vii) to receive and review reports of disbursements from the Trust Fund made by the Trustees; and

    (viii) to receive and review the periodic audit of the Plan made by a certified public accountant appointed by the Company.

  Each Member under the Plan shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as the Committee may deem appropriate for the proper administration of the Plan.

  The Committee shall prepare, or cause to be prepared, such periodic reports to the U.S. Labor Department, the Internal Revenue Service and the Pension Benefit Guaranty Corporation as may be required pursuant to the Code or ERISA.

  The Committee may authorize one or more of its members, officers, or agents to sign on its behalf any of its instructions, directions, notifications, or communications to the Trustee, and the Trustee may conclusively rely thereon and on the information contained therein.

  The members of the Committee shall be entitled to rely upon all valuations, certificates and reports furnished by the Plan actuary or accountant and upon all opinions given by any legal counsel selected by the Committee, and the members of the Committee shall be fully protected with respect to any action taken or suffered by their having relied in good faith upon such actuary, accountant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and their Beneficiaries. No member of the Committee shall incur any liability for anything done or omitted by him except only liability for his own gross negligence or willful misconduct.

  Unless authorized by the Board, a member or officer of the Committee shall not be compensated for his service in such capacity, but shall be reimbursed for reasonable expenses incident to the performance of such duty.

  The Company shall indemnify the members of the Committee and any of their agents acting in behalf of the Plan against any and all liabilities or expenses, including all legal fees related thereto, to which they may be subjected as members of the Committee by reason of any act or failure to act which constitutes a breach or an alleged breach of fiduciary responsibility under ERISA or otherwise, except that due to a person's own willful misconduct.

  If any application for payment of a benefit under the Plan shall be denied, the Committee shall with the denial write the claimant setting forth the specific reasons for the denial and explaining the Plan's claim review procedure. If a claimant whose claim has been denied wishes further consideration of his claim, he may request the Committee to review his claim in a written statement of the claimant's position filed with the Committee no later than 60 days after the claimant receives such denial. The Committee shall make a full review of the claim and the denial, giving the claimant written notice of its decision within the next 60 days. Due to special circumstances, if no decision has been made within the first 60 days and notice of the need for additional time has been furnished within such period, the decision may be made within the following 60 days. A claimant shall be required to exhaust the administrative remedies provided by this paragraph prior to seeking any other form of relief.

  (c)      Company Stock Provisions

  Before each annual or special meeting of the shareholders of the Parent of the Company, the Company shall cause to be sent to each Member whose account includes shares of Company Stock, a copy of the proxy solicitation material for such meeting, together with a form requesting confidential instructions to the

Trustee as to the voting of the shares of Company Stock in each such Member's account. The Trustee shall itself, or by proxy, vote the shares of Company Stock allocated to a Member's account in accordance with the instructions of the Member. If, prior to the time of such meeting of shareholders, the Trustee shall not have received instructions with respect to all shares in the accounts of Members, the Trustee shall itself, or by proxy, vote all such shares in the same proportion for which the Trustee received voting instructions from voting Members.

  Each Member shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Company Stock at that time in his account. The Trustee shall utilize its best efforts to distribute, or cause to be distributed, on a timely basis, to each Member such information as will be distributed to shareholders of the Parent of the Company in connection with any such tender or exchange offer. If the Trustee has not received timely directions from a Member as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Member has the right of direction.

  Any decision by a Member to tender (or not tender) or to exchange (or not exchange) shall constitute an exercise of control over the assets credited to the Member's account by such Member within the meaning of Section 404 (c) of ERISA and each Member who so exercises such control shall, by such exercise, release and agree (on the Member's own behalf and on behalf of the Member's heirs and beneficiaries) to indemnify and hold harmless the Trustee and the Employer from and against any claim, demand, loss, liability, cost or expense (including reasonable attorneys' fees) caused by or arising out of the exercise of such control, including without limitation any diminution in value or losses incurred by reason of such exercise. [Effective May 1, 1999]

  (d)      W&R Financial Stock Provisions

  Before each annual or special meeting of the shareholders of Waddell & Reed Financial, Inc. ("W&R Financial"), the Company shall cause to be sent to each Member whose account includes shares of W&R Financial Stock, a copy of the proxy solicitation material for such meeting, together with a form requesting confidential instructions to the Trustee as to the voting of the shares of W&R Financial Stock in each such Member's account. The Trustee shall itself, or by proxy, vote the shares of W&R Financial Stock allocated to a Member's account in accordance with the instructions of the Member. If, prior to the time of such meeting of shareholders, the Trustee shall not have received instructions with respect to all shares in the accounts of Members, the Trustee shall itself, or by proxy, vote all such shares with respect to all shares in the accounts of Members, the Trustee shall itself, or by proxy, vote all such shares with respect to which no instructions were received in its discretion.

  Each Member shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of W&R Financial Stock at that time in his account. The Trustee shall utilize its best efforts to distribute, or cause to be distributed, on a timely basis, to each Member such information as will be distributed to shareholders of W&R Financial in connection with any such tender or exchange offer. If the Trustee has not received timely directions from a Member as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of W&R Financial Stock with respect to which such Member has the right of direction.

  Any Member may direct the Trustee to sell any or all shares of W&R Financial Stock in his account by executing and delivering to the Trustee a written instrument in such form as the Trustee may prescribe or approve. In the event a Member so directs the Trustee to sell shares of W&R Financial Stock in his account, the Trustee shall make such sale as promptly as practicable but not later than the calendar week next following the calendar week in which such instructions were received. The sales proceeds shall be held as general assets of the Fund and credited to the Member's account as provided in Section 11.

  Any decision by a Member to tender (or not tender) or to exchange (or not exchange) or to cause the Trustee to sell shares of W&R Financial Stock credited to his account shall constitute an exercise of control over the assets credited to the Member's account by such Member within the meaning of Section 404(c) of ERISA, and each Member who so exercises such control shall, by such exercise, release and agree (on the Member's own behalf and on behalf of the Member's heirs and beneficiaries) to indemnify and hold harmless the Trustee and the Employers from and against any claim, demand, loss, liability, cost or expense (including reasonable attorneys' fees) caused by or arising out of the exercise of such control, including without limitation any diminution in value or losses incurred by reason of such exercise. [Effective October 1, 1998]

  (e) A Member in the Plan shall be a Named Fiduciary under the Plan with respect to the Member's exercise of his right to direct investments of his Member's account under Article 9 of the Plan, and with respect to his exercise of the right to direct the Trustee as to the voting or tender of shares of Employer Stock or Waddell & Reed Class A or Class B Stock, and further, with respect to the Trustee's proportional voting or tender of such stock for which the Trustee does not receive a Member's direction to vote or tender. [Effective May 1, 1999]

  21.      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

  In the event of the merger or consolidation of an Employer with or into any other corporation, or in the event all or substantially all of the assets of an Employer shall be transferred to another corporation, this Plan and the trust created hereunder may be entirely or partially terminated on the effective date of such merger, consolidation or transfer of assets. However, if the surviving corporation resulting from such merger or consolidation, or the corporation to which said assets of the Employer shall be transferred as aforesaid shall have in effect or shall then establish a qualified profit sharing, pension or retirement plan for the benefit of its employees, the assets of the Fund under this Plan standing to the account of each Member of this Plan who shall be continued in the employ of such surviving or transferee corporation may be paid, for their respective accounts, to the profit sharing, pension or retirement plan or trust of said surviving or transferee corporation, as the case may be, for the benefit of such Member. No merger or consolidation of this Plan with or transfer of assets or liabilities of this Plan to any other Plan shall be made however, unless each Member of this Plan would, if the Plan terminated immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive if this Plan had terminated immediately before the merger, consolidation or transfer.

  If an Employer shall be the surviving corporation of a merger or consolidation with another corporation, or if all or substantially all of the assets of another corporation be transferred to the Employer, and if, on the effective date of any such merger, consolidation, or transfer, such other corporation shall have in effect a qualified profit sharing, pension or retirement plan for the benefit of its employees, the assets of said Plan standing to the credit of its participants who shall become Members of this Plan may be paid for their respective accounts into the Fund under this Plan to be held in accordance with the terms of this Plan. If a subsidiary of the Company shall have in effect a qualified profit sharing, pension or retirement plan for the benefit of its employees and shall terminate such plan, the assets of said plan standing to the credit of its participants who shall become Members of this Plan may be paid for their respective accounts into the Fund under this Plan to be held in accordance with the terms of this Plan. In such a case, deposits made by participants under such other plans which are transferred to the Fund under this Plan shall be deemed to be deposits made by such participant under this Plan. Similarly, the contributions made by the employer corporation under such plans on account of participants who then become Members of this Plan shall be treated, from the date of receipt into the Fund, as though such contributions were made by the Employer for all purposes under this Plan, except as provided in Section 18, and except that a participant under such other plan who becomes a Member of this Plan shall have fully vested interests in all deposits or contributions standing to his account so transferred to the Fund under this Plan as of the effective date of such transfer.

  22.      DISTRIBUTION OF BENEFITS

  In keeping with the purpose for which this Plan was established; that is, to provide retirement benefits for Members, distribution of benefits to Members or their Beneficiaries under this Plan shall be made only upon the retirement or death of the Member; provided, however, that the Administrator may in its discretion and upon a sufficient showing of the reasons therefor, permit distribution upon total and permanent disability of the Member within the limits elsewhere expressed in this Plan; and, provided further, that upon termination of employment of a Member by reason other than death or retirement the Administrator shall make distribution to the terminating Member (subject to such Member's written consent if his account exceeds $3,500) or, upon receipt of a written request by the Member, may authorize the value of the vested account of such terminated Member to be portable and to be paid over or distributed to and held under the provisions of another qualified retirement plan or plans for the benefit of such Member. Any distribution made pursuant to the provisions hereof shall discharge the Administrator and the Plan from any further obligation to the Member or to his or her Beneficiaries.

  23.      AMENDMENT OR TERMINATION

  The Company reserves the right to amend the Plan and the Trust created hereby at any time by action of its Board of Directors. No such amendment shall affect the rights, privileges and benefits which have already accrued to any Member. It is the intention of the Company that this Plan shall be permanent. The Company reserves the right, however, to terminate the Plan at any time by written notice to the Members. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the entire amount credited to the account of each Member will become fully vested and will be paid to such Member upon the earlier of such Member's death, separation from service or retirement in accordance with the provisions of Section 17.

  24.      IRREVOCABILITY OF TRUST

  The trust hereby created shall be irrevocable. In the event the Plan is terminated by the Company as provided in Section 23, the Trust shall nevertheless continue until such time as all assets of the Fund have been paid out to the Members or their beneficiaries or estates. In no event shall any part of the Employers' contributions, Members' deposits, or investment earnings of the Fund revert to an Employer or be used for or diverted to purposes other than for the exclusive benefit of the Members or their beneficiaries under this Plan.

  25.      RULES OF CONSTRUCTION

  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Wherever any words are used herein in the single form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Titles of Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to a Section is to the Section so specified of the Plan.

  26.      LIMITATION OF LIABILITY

  Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Member or other person any legal or equitable right against the Employer, Administrator or the Trustee, except as provided herein; and in no event will the terms of employment or service of any Member be modified or in any way be affected hereby. It is a condition of the Plan, and each Member expressly agrees by his participation herein, that each Member will look solely to the assets held in the Trust for the payment of any benefit to which he is entitled under the Plan.

  27.      NONALIENABILITY OF BENEFITS

  Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a "domestic relations order" (as defined in Code ss 414(p)) unless such order is determined by the Administrator to be a "qualified domestic relations order" (as defined in Code ss 414(p)) or, in the case of a "domestic relations order" entered before January 1, 1985, if either payment of benefits pursuant to the order has commenced as of that date or the Administrator decides to treat such order as a "qualified domestic relations order" within the meaning of Code ss 414(p) even if it does not otherwise qualify as such.

  Any other provision of the Plan to the contrary notwithstanding, the Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code ss 414(p) with respect to "qualified domestic relations orders" (or "domestic relations orders" treated as such) referred to in the preceding paragraph, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such restrictions as the Administrator may deem appropriate, and the Administrator may decide upon and direct appropriate distributions therefrom.

  An alternate payee's interest in the Plan pursuant to a "qualified domestic relations order" shall not be distributable to the alternate payee until the earlier of the date on which the member is entitled to a distribution under the Plan or the date on which the member attains age 50, unless the alternate payee demonstrates to the Administrator a "financial hardship" (as described below) warranting an earlier distribution. A "financial hardship" shall be deemed to exist only on account of:

     (i) Unreimbursed medical expenses (described in Code ss 213(d)) incurred by the alternate payee or any dependents of the alternate payee (as defined in Code ss 152);

     (ii) Purchase (excluding mortgage payments) of a principal residence for the alternate payee;

     (iii) Payment of unreimbursed tuition for the next semester or quarter of postsecondary education for the alternate payee or the alternate payee's children or dependents;

     (iv) The need to prevent the eviction of the alternate payee from his principal residence or foreclosure on the alternate payee's mortgage of his principal residence; or

     (v) Such other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, deems to be immediate and heavy.

A distribution shall not be made with respect to an event of financial hardship unless the alternate payee certifies to the satisfaction of the Administrator, and provides such additional data and documentation as the Administrator may require, that the amount of the requested distribution is not in excess of the amount necessary to satisfy the financial hardship and that the hardship cannot be satisfied:

  (a)      through reimbursement or compensation by insurance or otherwise,

  (b) by reasonable liquidation of the alternate payee's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

  (c) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

  28.      CONTROLLING LAW

  The Plan is intended to qualify under Code ss 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of Alabama shall control the interpretation and performance of the terms of the Plan.

  29.      CONDITIONAL RESTATEMENT

  Anything in the foregoing to the contrary notwithstanding, the Plan has been restated on the express condition that it will be considered by the Internal Revenue Service as qualifying under the provisions of Code ss 401(a) and the Trust qualifying for exemption from taxation under Code ss 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.



  IN WITNESS WHEREOF, LIBERTY NATIONAL LIFE INSURANCE COMPANY has caused this Plan to be restated, effective as of January 1, 1989.



                                        LIBERTY NATIONAL LIFE INSURANCE
                                        COMPANY



                                        By:     _________________________

                                  APPENDIX A

                             TOP-HEAVY PROVISIONS


  A. As used in this Appendix A, each of the following terms shall have the meanings for that term set forth below:

  (a) Defined Benefit Plan means a plan of the type defined in Code ss 414(j) maintained by the Company or an Affiliate, as applicable.

  (b) Defined Contribution Plan means a plan of the type defined in Code ss 414(i) maintained by the Company or an Affiliate, as applicable.

  (c) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

  (d) Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.

  (e) Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

     (i) an officer of an Employer having Limitation Compensation greater than 50% of the dollar limitation under Code ss 415(b)(1)(A) for any Plan Year within the Determination Period,

     (ii) an owner (or individual considered an owner under Code ss 318) of one of the ten largest interests in an Employer if such individual's Limitation Compensation exceeds 100% of the dollar limitation in effect under Code ss 415(c)(1)(A),

     (iii) a "5-percent owner" (as defined in Code ss 416(i)) of an Employer, or

     (iv) a "1-percent owner" (as defined in Code ss 416(i)) of an Employer who has Limitation Compensation of more than $150,000.

  (f) Limitation Compensation means, for an Employee, the Employee's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of Employment (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses); amounts described in Code ss 104(a)(3), 105(a) and 105(h) to the extent includable in the Employee's gross income; amounts described in Code ss 105(d) whether or not excludable from the Employee's gross income; reimbursed non- deductible moving expenses; the value of nonqualified stock options to the extent includable in the Employee's gross income in the year of grant; the amount includable in the Employee's gross income pursuant to an election under Code ss 83(b); distributions from an unfunded, non-qualified plan of deferred compensation; and excluding the following:

     (i) contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or contributions under a "simplified employee pension" (within the meaning of Code ss 408(k)) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation (other than an unfunded non-qualified plan);

     (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by the Employee either becomes freely "transferable" or is no longer subject to a "substantial risk of
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forfeiture" (both quoted terms within the meaning of Code ss 83(a));

    (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

    (iv) other amounts which received special tax benefits, or contributions made (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code ss 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

  (g)   Non-Key Employee means any Employee who is not a Key Employee.

  (h) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code ss 401(a)(4) and 410.

    (i) Required Aggregation Group means (i) each Qualified Plan of an Employer in which at least one Key Employee participates, and (ii) any other Qualified Plan of an Employer which enables a plan described in (i) to meet the requirements of Code ss 401(a)(4) and 410.

  (j) Super Top-Heavy Plan means, for any Plan Year beginning after December 31, 1983, the Plan if any Top-Heavy Ratio as determined under the definition of Top-Heavy Plan exceeds 90%.

  (k) Top-Heavy Plan means, for any Plan Year beginning after December 31, 1983, the Plan if any of the following conditions exists:

    (i) If the Top-Heavy Ratio for the Plan exceeds sixty percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

    (ii) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent.

    (iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent.

  (l)   Top-Heavy Ratio means,

    (i) If the Company or an Affiliate maintains one or more Defined Benefit Plans and the Company or an Affiliate has never maintained any Defined Contribution Plan (including any "simplified employee pension" within the meaning of Code ss 408(k)) which during the five-year period ending on the Determination Date has or has had account balances, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present values of accrued benefits under the aggregated Defined Benefit Plans of all Key Employees as of the respective Determination Date for each plan (including any part of any accrued benefit distributed in the five-year period ending on the Determination
Date), and the denominator of which is the sum of the present values of all accrued benefits under the aggregated Defined Benefit Plans as of the respective Determination Date for each plan (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) determined in accordance with Code ss 416.

    (ii) If the Company or an Affiliate maintains one or more Defined Benefit Plans and the Company or an Affiliate maintains or has maintained one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code ss 408(k)) which during the five-year period ending on the Determination Date has or has had any account balances, the Top-Heavy
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Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees, determined in accordance with (i) above, plus the sum of account balances under the aggregated Defined Contribution Plans for all Key Employees as of the respective Determination Date for each plan, and the denominator of which is the sum of the present value of all accrued benefits under the aggregated Defined Benefit Plans, determined in accordance with (i) above, plus the sum of all account balances under the aggregated Defined Contribution Plans for all Members as of the respective Determination Date for each plan, all determined in accordance with Code ss 416. The account balances under a Defined Contribution Plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of any account balance made in the five-year period ending on the Determination Date.

    (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code ss 416 for the first and second plan year of a Defined Benefit Plan. The account balances and accrued benefits of a Member (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top- Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code ss 416. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the respective Determination Dates for the aggregated plans that fall within the same calendar year.

    (iv) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of Code ss 416(g)) such determination shall be made under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code ss 411(b)(l)(C).

  (m) Valuation Date means, the date as of which account balances, or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

  B. If the Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in this Appendix A, beginning with the first Plan Year commencing after such Determination Date.

  C. For each Plan Year beginning before January 1, 1989 in which the Plan is a Top- Heavy Plan or Super Top-Heavy Plan, Compensation for the purpose of this Plan shall be limited to the first $200,000 (or such larger amount as may be prescribed for the Plan Year involved pursuant to Code ss 416(d)(2)) of the amount that would otherwise have been Compensation.

  D.    (a)   Except as provided in subparagraph (b) below and except if any other Defined Contribution Plan or Defined Benefit Plan provides such minimum benefit to the Member, for any Plan Year in which the Plan is a Top-Heavy Plan, Employer contributions and forfeitures allocated to the account of any Member who is not a Key Employee, whether or not such Member has completed 1,000 Hours of Service in that Plan Year and whether or not such Member has elected to participate in the Plan, in respect of that Plan Year shall not be less than the smaller of:

        (i)   three percent of such Member's Limitation Compensation,  or
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        (ii)  the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Limitation Compensation, allocated in the aggregate to the account of any Key Employee for that year.

  (b) The provision in (a) above shall not apply to any Member who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

  E. If the Plan is a Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Code ss 415 shall be determined by substituting "1.00" for "1.25" in Code ss 415(e)(2)(B) and (3)(B), unless the Plan meets the requirements of Code ss 416(h)(2)(B) and the Administrator increases the minimum rate of benefit accrual provided in Section D by one percent.

  F. Beginning with the Plan Year in which this Plan is Top-Heavy, the following vesting schedule will apply:



     Completed Years of                    Vested
      Vesting Service                    Percentage
             2                              20%
             3                              40%
             4                              60%
             5                             100%

  G. In the event that any provision of this Appendix A is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.